UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2006

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement.

On January 26, 2006, the Compensation Committee of Quicksilver Resources awarded cash bonuses to Quicksilver’s named executive officers and other executive officers. In determining the amounts of such bonuses, the Compensation Committee established for each executive officer target and maximum bonus opportunities (expressed as specified percentages of such executive officer’s base salary, with target opportunities ranging from 30% to 100% and maximum opportunities from 90% to 120%) and weighted performance measures (including personnel objectives for such executive and two of the following: earnings per share, cash flow from operations, proven reserves growth and production growth rate). A description of the 2005 Cash Bonus Plan for Executive Officers is attached as Exhibit 10.1 and incorporated herein by reference.

The amount of the bonuses awarded to each executive officer is set forth below:

Name	Position	Amount of 2005 Bonus
Thomas F. Darden	Chairman of the Board	$300,000
Glenn Darden	President and Chief Executive Officer	$300,000
Jeff Cook	Executive Vice President – Operations	$150,000
Philip W. Cook *	Senior Vice President – Chief Financial Officer	$35,000
John C. Cirone	Senior Vice President, General Counsel and Secretary	$120,000
William S. Buckler	Vice President – U.S. Operations	$100,000
D. Wayne Blair	Vice President, Controller and Chief Accounting Officer	$80,000
Robert N. Wagner	Vice President – Reservoir Engineering	$80,000
Anne Darden Self	Vice President – Human Resources	$80,000

*	Mr. Cook was hired and elected as Senior Vice President – Chief Financial Officer of Quicksilver effective October 24, 2005.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Description of 2005 Cash Bonus Plan for Executive Officers.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip W. Cook Senior Vice President – Chief Financial Officer

Date: February 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Description of 2005 Cash Bonus Plan for Executive Officers.